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                                                                    EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the use of our report dated:

     REPORT DATE:        FINANCIAL STATEMENTS OF:
     -----------         -----------------------

     April 21, 1996      Weissman Iron and Metal,
                         a Division of Weissman Industries, Inc.

to be included in or made part of this form 8-K.



                                            AJ. ROBBINS, P.C.
                                            CERTIFIED PUBLIC ACCOUNTANTS
                                            AND CONSULTANTS



DENVER, COLORADO
AUGUST 9, 1996